UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 2, 2008

COMMUNICATIONS SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Minnesota	001-31588	41-0957999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive, Minnetonka, MN		55343
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (952) 996-1674

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Sections 1-4, 6-8 are not applicable and therefore omitted

ITEM 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)

Roger H.D. Lacey was appointed as a director of the Company at a meeting of the Company’s Board of Directors held on July 2, 2008. Mr. Lacey is Vice President, Corporate Strategy and Marketing Development for 3M, a diversified technology company based in St. Paul, Minnesota. Further information regarding Mr. Lacey is provided in Exhibit 99.1 hereto.

ITEM 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

In connection with the election of Mr. Roger Lacey to the Company’s Board of Directors discussed under Item 5.02 above, the Board of Directors amended Section 3.2 of the Company’s bylaws to increase the authorized number of directors to eight (8).

(b)	Not applicable.

ITEM 9.01   Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

The following are filed as exhibits to this Current Report:

Exhibit No.	Description of Exhibit
99.1	Press Release issued July 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC.

By	/s/ David T. McGraw
David T. McGraw
Its: Chief Financial Officer

Dated: July 8, 2008